Exhibit 10.15

LEASE

This Lease, entered into as of the 23rd day of July, 2013, between Nine East, LLC, hereinafter called "Landlord", and Eclat Pharmaceutical LLC, hereinafter called "Tenant".

WITNESSETH:

1.	Premises. Landlord, for an in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, does hereby lease with covenant for quiet enjoyment to Tenant, and Tenant hereby leases from Landlord office space in the building known and numbered as 702 Spirit 40 Park Drive, Chesterfield, Missouri 63005, located on ground in St. Louis County, Missouri, said space (hereinafter referred to as the "leased premises") being more particularly described as Suite 108, and set forth on Exhibit A attached hereto and by reference made a part hereof.

2.	Use of Premises. The leased premises shall be used and occupied by Tenant, subject to the conditions herein contained, for general office purposes only. In no event shall the leased premises be used or occupied by the Tenant in any manner contrary to law, zoning regulations, or recorded restrictions, if any.

3.	Term. The term of this lease shall be for five (5) years, commencing on November 1, 2013, and ending on October 31, 2018, both dates inclusive. Tenant agrees to make material and/or color selections (when applicable) within 15 days after being requested to do so by Landlord, failing which Landlord shall make such material and/or color selection without Tenant's participation. If the leased premises are not available or ready for occupancy at the stated commencement date, and such unavailability or unreadiness is not occasioned or caused by Tenant, then the commencement date shall be the first day of the month succeeding the month in which the leased premises are available and ready for occupancy, as evidenced by written notice given by Landlord to Tenant, and the termination date shall be extended accordingly. In the event the commencement and termination dates have been determined as aforesaid upon the demand of either the Landlord or the Tenant, the parties hereto agree to execute a written declaration expressing the specific commencement and termination dates. Subject to the availability of the leased premises, the Tenant shall have the right prior to the commencement date to enter upon the leased premises at reasonable times for the purpose of preparing the leased premises for their intended use. If, by mutual consent of the parties, Tenant takes possession of the leased premises prior to the commencement date, then during such pre-term period, Tenant shall pay rent as herein established on a pro rata basis and such occupancy shall be under all of the terms and conditions of this lease, but such pre-term occupancy shall not affect the lease term as herein otherwise established.

4.	Rent. Tenant shall, without deduction, abatement or setoff of any nature whatsoever, pay to Landlord as fixed rent for the leased premises the sum of Eighty Four Thousand Six Hundred Sixty ($84,660.00) Dollars per annum, in equal monthly installments of Seven Thousand Fifty-Five ($7,055.00) Dollars each for the period November 1, 2013 through October 31, 2016, and the sum Ninety Five Thousand Two Hundred Forty Four ($95,244.00) Dollars per annum, in equal monthly installments of Seven Thousand Nine Hundred Thirty Seven ($7,937.00) Dollars each for the period November 1, 2016 through October 31, 2018, in advance and without demand on the first day of each and every month throughout the term of this lease. The rent shall be payable at the office of Landlord, or at such other place as Landlord may from time to time designate in writing. The third month's rent shall be due with the signing of this lease by Tenant. The first two months of Tenant's rent shall be abated.

5.	Rent Adjustments.

a.	The Tenant shall pay to Landlord, as additional rent, the proportionate part of any increases in real estate taxes levied, assessed or payable with respect to the land and building of which the leased premises are a part over and above the amount thereof levied, assessed or paid for the calendar year 2014 (Base Year). Such additional rent by reason of tax increases shall be payable by Tenant upon presentation to Tenant of copies of paid tax statements for the base year and for the year for which payment is demanded. The proportion of such increase payable by the Tenant shall be based on the ratio which the number of rentable square feet of area occupied by the Tenant in the building bears to the total number of rentable square feet of area in the entire building (Tenant's Proportionate Share). If the term of this lease shall commence or terminate other than on the first or last day of a calendar year, Tenant shall pay for said calendar year, that portion of such increases in taxes, if any, proportionate to the number of months of tenancy during such year. Tenant's proportionate share of such taxes shall be paid within thirty (30) days after receipt of an invoice from Landlord .

b.	In the event that for any calendar year Landlord's Operating Expenses of the building (including interior and exterior common areas) of which the leased premises are a part shall exceed the Base Amount occurring during the calendar year 2014 as evidenced by a statement of actual Operating Expenses prepared by Landlord, Tenant shall pay Tenant's Proportionate Share (as defined in (a) above) of such excess over the Base Amount as follows. For expenses which Landlord has direct control over, in no event shall the total of such Landlord-controlled expense increases exceed 5% over the total of Landlord-controlled expenses for the previous year.

c.	After the second calendar year, 2015, ending during the lease term, Tenant shall within thirty (30) days after receipt of Landlord's statement of Operating Expenses pay to Landlord in one lump sum, as additional rent, Tenant's Proportionate Share of the increase, if any, in Operating Expenses for such second calendar year over the Base Amount, prorated, however, on the basis of thirty (30) days to the month if the first calendar year of the lease term shall be less than twelve (12) months.

d.	During the second and succeeding calendar years Tenant shall pay monthly in advance, as additional rent for each such calendar year (or to the expiration date of this lease, whichever first occurs), an amount per month equal to one-twelfth (1/12th) of Tenant's Proportionate Share of Landlord's estimated Operating Expenses for said calendar year over the Base Amount. The amount of such additional rent not determined at the beginning of any calendar year shall be brought current by Tenant with fifteen (15) days after the amount is determined. If by reason of such advance monthly payments Tenant shall have paid in excess of its Proportionate Share of excess Operating Expenses for the fiscal year, Landlord will, when the amount of Operating Expenses for such calendar year is determined, reimburse Tenant the amount of the excess paid. Should Landlord fail to pay Tenant the excess paid within thirty (30) days, then Tenant shall be entitled to credits in base rent until such time that the credit has been offset from base rent. If it is determined that Tenant has not paid Tenant's Proportionate Share in full by reason of such advance monthly payments, then Tenant will pay the difference in one lump sum within fifteen (15) days after receipt of Landlord's statement.

e.	The Expenses shall mean all expenses and costs of operating the Building, including, without limitation, the following costs: (a) wages of all employees (including employment taxes and fringe benefits); (b) janitorial labor and materials applicable to the common areas; (c) costs of building security personnel and materials; (d) electricity, gas, sewer, water, trash disposal and other utilities; (e) maintenance and repairs (including maintenance and service contracts); (f) landscaping maintenance; (g) insurance premiums; (h) omitted; (i) reasonable expenses of Landlord in attempting to reduce or limit real estate and/or personal property taxes (any refunds to be credited against taxes in the year received); 0) capital improvements to the extent necessary to comply with applicable governmental rules and regulations, provided that said capital improvements are amortized over their useful life; (k) expense of building management fees customary in office buildings of comparable quality and location; (1) capital expenses which reduce any component costs of Expenses (such cost to be reasonably amortized by Landlord and Expenses to include only the cost as so amortized over their useful life by Landlord during the calendar year for which such computation is made; (m) legal and accounting fees. Expenses shall not include: (o) costs of alterations of any tenant's premises; (p) principal and interest payments on loans made on the security of the Building; (q) costs of capital expenditures (except as provided above in this section; and (r) leasing commissions and real estate broker's commissions.

f.	The Base Amount shall be equal to the total operating expenses as defined herein for the calendar year 2014. The Base Amount, and all subsequent Lease years shall be adjusted to reflect a 95% occupancy and use of the building. All Operating Expenses shall be calculated by Landlord in accordance with Generally Accepted Accounting Principles.

g.	For the purpose of determining Tenant's Proportionate Share under this Paragraph 5, it is agreed that the area contained in the leased premises is 5,291 rentable square feet and the rentable area of the building is 29,640 square feet and Tenant's Proportionate share is 17.85%.

6.	Security Deposit. Tenant agrees to pay to Landlord the sum of Seven Thousand Two

Hundred Sixteen ($7,216.00) Dollars prior to the commencement of the lease term as security for the performance by the Tenant of the terms of this lease. Landlord may retain said funds as their own (without being liable for interest) and may use or apply the whole or any part thereof to the extent required for the payment of any rent, additional rent or other sum as to which the Tenant is in default under the lease, or for the payment of any amount which the Landlord may be required to expend by reason of the Tenant's default in respect of any of the terms of this lease. Upon Tenant's complying with all of the terms of this lease and delivering possession of the leased premises to Landlord at the termination of the lease term, Landlord shall pay over to Tenant the amount of such security payment not therefore used or applied as herein provided. In the event of a sale or transfer by Landlord of the building of which the leased premises are a part, Landlord shall be relieved of its obligation to return the security deposit if the purchaser or transferee of the building shall assume Landlord's obligations under this lease with respect of the security deposit. The Security Deposit is due with Tenant's signing of the Lease.

7.	Services by Landlord. Landlord covenants and agrees:

a.	To air condition and heat the leased premises 24 hours per day, 7 days per week to reasonable temperatures for normal occupancy and use.

b.	All utility services are provided.

c.	To provide water for lavatory and drinking purposes in places designated by the Landlord.

d.	To provide maintenance services to keep the public areas of the building in good order.

No interruption or malfunction of any of the services to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the leased premises, or a breach by the Landlord of any of its obligations hereunder, or render the Landlord liable for damages or entitle Tenant to be relieved of any of its obligations hereunder (including obligation to pay rent) or grant Tenant any right of setoff or recoupment. In the event of any such interruption or malfunction of such services, however, Landlord agrees to use best reasonable efforts to restore such service.

8.	Utilities. Landlord shall pay for all electric service to the demised premises for lighting, appliances, and normal business machines.

9.	Repairs and Maintenance. Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make all necessary repairs to the corridors, lobby and structural members of the building of which the leased premises is a portion, and to the equipment used to provide the services furnished by the Landlord hereunder, unless any such damage is caused by acts or omissions of Tenant, its officers, agents, employees or invitees, in which event, Tenant shall bear the cost of such repairs. Tenant shall not injure the leased premises or the building of the which the leased premises are a part, but shall maintain the leased premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above and except for the cleaning services to be rendered by Landlord as provided above. Tenant further covenants not to do or suffer any waste to the leased premises.

10.	Tenant's Improvements. No alteration, addition, improvement, or refinishing of or to the leased premises shall be made by Tenant without the prior written consent of the Landlord, said consent will not be unreasonably withheld. Any alteration, addition or improvement made by the Tenant after such consent shall have been obtained, and any fixtures installed by Tenant (including wall-to-wall carpeting and wall paneling), shall become the property of the Landlord upon the expiration or other sooner termination of this lease, and Tenant shall reimburse Landlord for additional taxes and cleaning or maintenance expense, if any, resulting from any such items.

Tenant shall not permit any mechanics' lien to be filed against the fee of the leased premises or against the Tenant's leasehold interest in the premises by reason of work, labor, services or material supplied or claimed to have been supplied to the Tenant or anyone holding the leased premises through or under the Tenant, whether prior or subsequent to the commencement of the term hereof. If any such mechanics' lien shall at any time be filed against the leased premises and Tenant shall fail to remove same within thirty (30) days thereafter, it shall constitute a default under the provisions of this lease.

11.	Damage or Destruction. The damage of, or destruction or injury to the leased premises or the building of which the leased premises comprise a part, by fire or the elements or other casualty which will render the premises unquestionable untenantable for more than ninety (90) days, shall cause a termination of this lease. Provided, however, that such damage, destruction or injury which will render the leased premises unquestionably untenantable for more than 20% of the unexpired term shall also, at the sole option of the Landlord, produce and work a termination of this lease. Provided, further, that if such damage, destruction, or injury to the premises shall be due to the act or negligence of Tenant, its officers, agents or employees, the Landlord alone shall have the option to produce and work a termination of this lease or to restore the premises to substantially the same condition in which they existed prior to such destruction, damage or injury.

Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding to Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage. If such repairs cannot be made within ninety (90) days, Landlord and Tenant shall each have the option of giving the other, at anytime within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage.

If Landlord and Tenant cannot agree as to the number of days the building or leased premises are unquestionably untenantable, the fact shall be determined by arbitration; the Landlord and Tenant shall mutually choose an arbitrator within five (5) days after either has notified the other in writing of such damage. If it is determined by arbitration, or by agreement between the Landlord and Tenant, that said premises are not unquestionable untenantable for ninety (90) days or 20% of the unexpired term, whichever is applicable, then Landlord shall restore said premises to substantially the same condition in which they existed prior to such damage, at Landlord's own expense, with all reasonable speed and promptness, and in such case a just and proportionate part of said rental shall be abated until said premises have been restored, provided, however, that in the event the damage to said premises has not resulted in a termination of this lease under the above provisions and such damage is caused by the act of Tenant, as aforesaid, during such period of restoration or rebuilding there shall be no rent abatement hereunder. In determining what constitutes reasonable speed and promptness, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond the Landlord's control. In no event shall the Landlord be required to restore any alterations, additions or improvements made by or for the Tenant and not required by this lease to be furnished by Landlord, nor any trade fixtures, furniture, equipment or other property belonging to Tenant.

12.	Liability. Except for claims caused by Landlord's gross negligence and willful misconduct, Landlord shall not be responsible or liable to the Tenant for any injury or damage to person or property caused by gasoline, oil, steam, gas, electricity, hurricane, tornado, earthquake, flood, wind or similar storms and disturbances, nor water, rain or snow which may be upon any sidewalk or any entranceway or which may leak or flow from the roof, skylight, trap door, sewer, gas mains or any sub surface area or opening in the building of which the leased premises constitute a part; nor for loss resulting from theft or mysterious disappearance; nor from any interference with light or air. Except for claims caused by Landlord's gross negligence and willful misconduct Landlord shall not be liable for any personal injury to Tenant, its officers, agents, employees and invitees, nor any other occupant of any part of the leased premises, nor for any damages to any property of the Tenant or of any other occupant of any part of the leased premises, irrespective of how such injury or damage may be caused, whether from action of the elements or acts of negligence of the Landlord or occupants of adjacent properties.

13.	Waiver of Subrogation. Notwithstanding anything herein to the contrary, Landlord and Tenant, and all parties claiming under them, hereby mutually release and discharge the other from all claims arising from or caused by any hazard covered by property insurance on the leased premises. Owner and Tenant shall and hereby do agree to a mutually waiver of subrogation for fire and extended property insurance.

14.	Condemnation.

a.	If the whole or any part of the leased premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, then this lease shall automatically terminate as of the date that title shall be taken.

b.	If any part of the building of which the leased premises comprise a part or any parking area adjacent thereto, shall be so taken and this lease shall not be terminated under the provisions of sub-paragraph (a) above, then Landlord shall have the option to terminate this lease upon ninety (90) days notice to Tenant if continued operation of the remaining structure or improvements is uneconomical in Landlord's sole discretion.

c.	In any event, all compensation awarded or paid upon such a total or partial taking shall belong to and be the property of the Landlord without any participation by the Tenant; provided, however, that nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business, depreciation to, damage to, or cost of removal of, or for the value of trade fixtures, furniture, and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord's award.

15.	Right of Entry. Landlord, and its duly authorized agent, employees and contractors shall have access to the leased premises at all reasonable times for the purpose of inspecting the same and making necessary repairs or replacements as called for hereunder or as the Landlord shall elect to undertake for the safety, preservation, benefit or welfare of the building of which the leased premises constitute a part or other tenants thereof, or for exhibiting the building for sale, lease or financing, provided 24 hour notice be given to Tenant.

16.	Restrictions on Use. The Tenant shall not allow, permit or suffer any noise, smoke or odor to escape from the leased property in a manner, which will disturb other occupants of the building, or occupy the leased property in such manner as to disturb the peaceful and quiet occupancy of the other tenants of the building or constitute a public or private nuisance. No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant on any part of the inside or outside of the building without the prior written consent of the Landlord. Tenant shall not install any draperies, shades or venetian blinds visible from the exterior of the building, unless the color, materials, shape, style and size have been approved by the Landlord. Tenant shall not install or permit the installation of vending machines in the leased property, without the prior written consent of the Landlord. Movement in and out of the building of furniture or office equipment, or dispatch or receipt by the Tenant of any merchandise or materials, shall be done only during the hours designated by the Landlord and by means of elevator and exit designated by the Landlord.

17.	Rules. The Landlord shall have the right, from time to time, to make, establish and promulgate reasonable rules and regulations for the building of which the leased premises comprise a part and the occupants and tenants thereof, and Tenant hereby covenants that it will observe, keep and comply with such rules and regulations.

18.	Assignment and Subletting. Tenant shall not assign or encumber this lease, nor sublet nor permit the leased premises or any part thereof to be used by others, without first obtaining the prior written consent of the Landlord in each instance. Such consent shall not be unreasonably withheld by the Landlord. No such consent by the Landlord, nor the acceptance of an assignee, subtenant or occupant as a Tenant shall release the Tenant from the further performance by the Tenant of the covenants in this lease or be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting. In any event, Tenant shall remain primarily liable on this lease for the entire term hereof and shall in no way be released from the full and complete performance of all of the terms, conditions, covenants and agreements herein contained. This lease may be assigned by Landlord, in which event upon assumption of Landlord's duties and obligations hereunder by the assignee. Landlord shall be relieved of any further obligations and duties under this lease.

19.	Surrender upon Termination. At the expiration of the lease term, Tenant shall surrender the leased premises in as good condition as they were at the beginning of the term, reasonable wear and tear excepted. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this lease as herein provided, and the term of this lease shall expire on the termination date herein mentioned without notice being required from either party. In the event that Tenant or any party holding under Tenant shall holdover the leased premise beyond the expiration of the term of this lease, whether by limitation or forfeiture, such party shall pay one and one-half (1 '/2) times rent hereunder during such holdover period. Provided, however, that if Tenant shall remain in possession of the leased premises beyond the expiration of the term with the express consent of the Landlord, then such possession shall be as a month-to-month Tenant at the same rent as the last month of the lease term, and the provisions of this lease shall be applicable. Prior to termination of this lease, or any extension thereof, if Tenant is not in default on any obligation or covenant under this lease. Tenant may remove its office supplies and movable office furniture and equipment from the leased premises, and shall promptly repair any damage caused by such removal.

20.	Default. The following events shall be deemed to be events of default by Tenant under this lease. (i) There shall be no cure period for any monetary default, (ii) if Tenant shall fail to comply with any term, or provision, or covenant of this lease, other than the payment of rent, and shall not cure such default within ten (10) days after written notice thereof to Tenant, (iii) if Tenant shall become insolvent or shall make a transfer in fraud of its creditors or shall make an assignment for the benefit of its creditors, (iv) if Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant shall be adjudicated bankrupt or insolvent in proceedings filed against Tenant thereunder, (v) if a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or (vi) if Tenant shall desert or vacate any substantial portion of the leased premises.

Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies (as well as any other remedies provided by law) without any notice or demand whatsoever.

a.	Declare immediately due and payable the entire amount of the rent then remaining to be paid under this lease for the balance of the lease term.

b.	Enter upon and take possession of the leased premises by summary proceedings, force or in any other manner, and disposes, expel, and remove the Tenant and any other person who may be occupying the leased premises or any part thereof (including changing or altering the locks and other security devices) and remove and expel any personal property or trade fixtures located therein, all without being liable to any prosecution therefore or for any damages resulting therefrom. Such re-entry and/or repossession by Landlord shall not terminate this lease nor relieve Tenant of its obligations under this lease, including its obligation to pay rent (whether or not the time for payment of rent has been accelerated). In the event of such re-entry or repossession by Landlord, Landlord shall also have the option to relet the leased premises as agent for Tenant, (in the name of Landlord or in the name of Tenant) at any rent and for any term readily obtainable and receive the rent thereof, in which event Tenant shall be given credit for any rents that may arise by reason of such re-letting (after first deducting all repossession costs, brokerage commissions, legal expenses, attorney fees and all other expenses in cleaning, repairing and altering the premises for re-letting).

c.	Forfeit and terminate this lease forthwith. In the event of such termination, Tenant shall immediately surrender the leased premises to Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and any personal property or trade fixtures located therein. In the event of the forfeiture of this lease as herein provided. Tenant agrees that the security deposit being held by Landlord hereunder shall be forfeited to Landlord as liquidated damages for Tenant's default, which liquidated damages shall be in addition to and not in lieu of any unpaid rent or any other damages accruing to Landlord by reason of the violation by Tenant of any of the terms, provisions and covenants of this lease.

Tenant hereby waives demand for rent, demand for possession, notice of forfeiture, notice of termination and any and all other demands or notices required by law.

Pursuit by Landlord of any of the foregoing remedies or any other remedy provided by law shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation by Tenant of any of the terms, provisions and covenants of this lease. In no event shall Tenant be relieved from its obligation to pay the rentals specified in this lease by reason of a surrender of possession, termination of this lease or in any other manner whatsoever, unless specifically agreed to in writing by Landlord.

No waiver by landlord of any violation or breach of any of the terms, provisions and covenants of this lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default, shall not be deemed or construed to constitute a waiver is such default.

If Landlord incurs any expenses, including court costs and attorneys fees, as a result of a default by Tenant under this lease then such expenses shall be reimbursed by Tenant as additional rent, whether or not such default is subsequently cured.

Tenant's delinquent payments shall bear interest at the rate of 18 % per annum from the date of delinquency until paid.

21.	Subordination and Attornment. Tenant hereby agrees to the provisions set out in Exhibit "B" attached hereto and incorporated by reference as is fully set out herein.

22.	Insurance. For claims caused by Tenant's negligence, Tenant shall, at Tenant's expense, maintain during the term, and all extensions thereof, comprehensive public liability insurance and property damage insurance under policies issued by insurers licensed to do business in the State of Missouri with limits of not less than One Million ($1,000,000.00) for bodily injury, death or for damage or injury to or destruction of property (including the loss of use thereof) for any occurrence typically insured under a standard comprehensive general liability policy. Tenant's policies shall name Landlord, its agents, servants and employees as designated additional insureds. Tenant shall supply Landlord with copies of said policies or with certificates or insurance evidencing such coverage.

23.	Estoppel Certificates. The Landlord and Tenant shall certify in writing the status of this lease and the rent payable hereunder, at any time, upon ten (10) days' written notice. Such certificate shall be in a form reasonable satisfactory to a prospective purchaser or mortgagee of the fee title, or assignee of or subtenant under the lease.

24.	Notices. Any notice under this lease shall be in writing and shall be deemed to be duly given if delivered personally or mailed by registered or certified mail, addressed to the Landlord at the address at which it receives rent and addressed to the Tenant at the leased property.

25.	Headings and Definitions.

a.	It is agreed that the headings and phrases as to the contents of particular paragraphs of this lease are inserted only as a matter of convenience and for reference, and in no way are or are intended to be a part of this lease, or in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer.

b.	Where, in this instrument, pronouns, or words indicating the singular number, appear, such words shall be considered as masculine, feminine or neuter pronouns or words indicating the plural number, and vice versa, where the context indicates the propriety of such use.

26.	Modifications. Landlord and Tenant agree that this lease contains the entire agreement between them and shall not be modified in any manner, except by an instrument in writing signed by each of them.

27.	Benefit. The lease shall inure to the benefit of and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and such assigns and sub-leases as may be permitted hereunder.

28.	Authorization. Each individual executing this lease on behalf of a Limited Liability Corporation, represents and warrants that he has been authorized to do so by the Managers of such corporation.

29.	Tenant Charges. Tenant agrees to bear 0% of the cost of constructing the leased premises as set forth in Exhibit A attached hereto and by reference make a part hereof

30.	Default by Landlord. In the event of any default hereunder by Landlord, Tenant agrees that no action will be taken as a result thereof unless or until written notice of the default has been given to Landlord and to the holder of any Deed of Trust encumbering the building whose name and address have been previously supplied to Tenant, in writing, and Landlord or such Deed of Trust holder shall have been given a reasonable time to cure the default.

31.	Sale of Building by Landlord. In the event of any sale of the building in which the leased premises are located by Landlord, Landlord shall be relieved of any liability under any and all of its covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after the consummation of such sale, and the purchaser shall be deemed, without any further agreement between the parties, and any such purchaser, to have assumed and agreed to cam/ out any and all of the covenants and obligations of Landlord under this lease.

32.	Construction of Premises. Landlord will, at its cost and expense, finish the space in accordance with Exhibit "A", attached hereto, on a "turnkey" basis, utilizing materials from Landlord's standard material selections, unless otherwise agreed upon in writing. New paint and carpet shall be mutually selected by Landlord and Tenant. Tenant approves the space plan attached to this Lease.

33.	Rent Payment. All rents shall be payable to:

Nine East, L.L.C.
c/o Wellington Management Corp.
707 Spirit 40 Park Drive, Suite 140
Chesterfield, MO 63005

34.	Right of First Refusal. Provided Tenant is not in default under the terms and conditions of this Lease, Tenant shall have a Right of First Refusal on the vacant spaces in the building which arc Suite 100 (3,051 rsf), Suite 105 (844 rsf) and Suite 120 (8,822 rst). Landlord shall inform Tenant in writing of the basic lease terms it is willing to enter into a lease with a third party in the vacant space listed above, and Tenant shall have 5 business days from such notice to accept such terms and lease the space. In the event Tenant does not notify Landlord in writing of Tenant's acceptance of the lease terms as provided herein within ten business days of Landlord's notification to Tenant, Tenant shall he deemed to have waived its Right of First Refusal on that space.

35.	Tenant Signage. Landlord, at Landlord's expense, agrees to provide Tenant with interior marquee directory signage in the building nearest Tenant's main entrance.

36.	Brokers. Prior disclosure has been made to the parties, and Landlord and Tenant agree, that no other Broker has been involved with this Lease, other than Scott C. Jenkins of Scott Jenkins Company and John H. Rothert, Spirit Realty Co, (Owner/Broker), both of which represent the Seller, and Steven Rees of Rees Realty, representing the Tenant. Seller is responsible for payment of brokers commission.

This lease consists of 36 paragraphs, numbered consecutively.

THIS LEASE CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above mentioned.

LANDLORD:		TENANT:
ONE WEST, L.L.C.		Eclat Pharmaceutical LLC

By:	/s/ John Rothert	By:	/s/ Michael Anderson
	John Rothert		Michael Anderson

Date:	July 23, 2013	Date:	July 23, 2013

Exhibit A - Space Plan

EXHIBIT B

Subordination and Attornment

Tenant agrees that upon delivery to it by any mortgagee of the leased premises of a 'non-disturbance letter', as same is defined below, that this lease and Tenant's interest in this lease shall be subordinated to any mortgage, deed of trust or other method of financing or refinancing now or hereafter encumbering the leased premises, the land underlying the leased premises and/or the building of which the leased premises comprise a part; and to all renewals, modifications, replacements, consolidations and extensions thereof. Tenant further agrees that in such event it will execute and deliver any and all documents necessary to evidence the subordination of its rights under this lease as aforesaid. The `non-disturbance letter' referred to above shall be a letter from the holder of any such mortgage, deed of trust or other security instrument to the effect that in the event of a foreclosure or other action taken under any such security instrument that this lease and the rights of Tenant hereunder shall not be disturbed, diminished or interfered with, but shall continue in full force and effect so long as Tenant shall not be in default hereunder.

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OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
BREAK ROOM
CONFERENCE
15'5"X18'-0"
RECEPTION
USUABLE AREA: 4,884 SF
COMMON AREA: 387 SF
RENTABLE AREA 5,291 SF

9 EAST

TOTAL BLDG AREA: 29,640 S
COMMON AREA: 2,360 S
USUABLE AREA: 27,280

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